Exhibit 99.1
FOR IMMEDIATE RELEASE
Veeva Announces Fiscal 2023 Third Quarter Results
Total Revenues of $552.4M, up 16% Year Over Year;
Subscription Services Revenues of $441.6M, up 16% Year Over Year

PLEASANTON, CA - December 1, 2022 - Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its third quarter ended October 31, 2022.

“Consistent execution and strong innovation have us tracking a year ahead of our 2025 targets and set up for significant growth toward 2030 and beyond,” said CEO Peter Gassner. “Thanks to the team’s focus on customer success and product excellence, our impact and strategic partnership with the industry is increasing.”
Fiscal 2023 Third Quarter Results:
•Revenues: Total revenues for the third quarter were $552.4 million, up from $476.1 million one year ago, an increase of 16% year over year. Subscription services revenues for the third quarter were $441.6 million, up from $380.7 million one year ago, an increase of 16% year over year.
•Operating Income and Non-GAAP Operating Income(1): Third quarter operating income was $121.4 million, compared to $132.7 million one year ago, a decrease of 9% year over year. Non-GAAP operating income for the third quarter was $219.5 million, compared to $199.4 million one year ago, an increase of 10% year over year.
•Net Income and Non-GAAP Net Income(1): Third quarter net income was $108.5 million, compared to $105.9 million one year ago, an increase of 2% year over year. Non-GAAP net income for the third quarter was $183.2 million, compared to $158.2 million one year ago, an increase of 16% year over year.
•Net Income per Share and Non-GAAP Net Income per Share(1): For the third quarter, fully diluted net income per share was $0.67, compared to $0.65 one year ago, while non-GAAP fully diluted net income per share was $1.13, compared to $0.97 one year ago.

"In the third quarter, we delivered strong financial performance across the board including results above our guidance," said CFO Brent Bowman. "We are well positioned for durable and profitable growth as we execute on the large opportunities in commercial and R&D.”
Recent Highlights:
•Groundbreaking Strategic Partnership — Veeva established a 10-year strategic partnership agreement with Merck, known as MSD outside of the United States and Canada, which builds on an existing 12-year partnership. Merck will take a Veeva-first approach to new industry-specific software and data, selecting Veeva products when they are fit for purpose. The partnership helps accelerate Merck’s digital strategy and makes it more efficient to evaluate, purchase, operate, and create value from Veeva products. This agreement is the first of its kind for Veeva, supporting its vision to become the most strategic partner to the life sciences industry.

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc."	1

•Expanding Clinical Leadership — The Veeva Vault Platform is delivering a unified suite of products that help customers manage their clinical operations more efficiently and speed drug development. These products are becoming the preferred choice among life sciences companies with more than 450 customers using Veeva Vault eTMF and more than 175 customers using Veeva Vault CTMS.
•Veeva Vault Safety Reaches Critical Milestone — The first top 20 pharma customer went live with Vault Safety across their main divisions and most countries. Drug safety and pharmacovigilance is one of the most complex and critical areas for pharmaceutical companies. The successful go-live demonstrates Vault Safety’s product readiness for the enterprise and Veeva’s commitment to customer success and product excellence.
Financial Outlook:
Veeva is providing guidance for its fiscal fourth quarter ending January 31, 2023 as follows:
•Total revenues between $551 and $553 million.
•Non-GAAP operating income of about $199 million(2).
•Non-GAAP fully diluted net income per share of approximately $1.05(2).
Veeva is providing updated guidance for its fiscal year ending January 31, 2023 as follows:
•Total revenues between $2,143 and $2,145 million.
•Non-GAAP operating income of about $820 million(2).
•Non-GAAP fully diluted net income per share of approximately $4.19(2).
Conference Call Information
Prepared remarks and an investor presentation providing additional information and analysis can be found on Veeva's investor relations website at ir.veeva.com. Veeva will host a Q&A conference call at 2:00 p.m. PT today, December 1, 2022, and a replay of the call will be available on Veeva's investor relations website.

What:	Veeva Systems Fiscal 2023 Third Quarter Results Conference Call
When:	Thursday, December 1, 2022
Time:	2:00 p.m. PT (5:00 p.m. ET)
Online Registration:	https://conferencingportals.com/event/badXudFz

Webcast:	ir.veeva.com
___________
(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.
(2) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the fourth fiscal quarter ending January 31, 2023 or fiscal year ending January 31, 2023 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense and employer payroll taxes on CEO stock transactions. The effect of these excluded items may be significant.

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	2

About Veeva Systems
Veeva is the global leader in cloud software for the life sciences industry. Committed to innovation, product excellence, and customer success, Veeva serves more than 1,000 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. As a Public Benefit Corporation, Veeva is committed to balancing the interests of all stakeholders, including customers, employees, shareholders and the industries it serves. For more information, visit veeva.com.
Veeva uses its ir.veeva.com website as a means of disclosing material non-public information, announcing upcoming investor conferences, and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts.
Forward-looking Statements
This release contains forward-looking statements regarding Veeva’s expected future performance and, in particular, includes quotes from management and guidance provided as of December 1, 2022 about Veeva’s expected future financial results. Estimating guidance accurately for future periods is difficult. It involves assumptions and internal estimates that may prove to be incorrect and is based on plans that may change. Hence, there is a significant risk that actual results could differ materially from the guidance we have provided in this release and we have no obligation to update such guidance. There are also numerous risks that have the potential to negatively impact our financial performance, including as a result of competitive factors, customer decisions and priorities, events that impact the life sciences industry, issues related to the security or performance of our products, issues that impact our ability to hire, retain and adequately compensate talented employees, the pandemic, fluctuations in foreign currency exchange rates, and general macroeconomic and geopolitical events (including inflationary pressures and impacts related to Russia’s invasion of Ukraine). We have summarized what we believe are the principal risks to our business in a section titled “Summary of Risk Factors” on pages 39 and 40 in our filing on Form 10-Q for the period ended July 31, 2022 which you can find here. Additional details on the risks and uncertainties that may impact our business can be found in the same filing on Form 10-Q and in our subsequent SEC filings, which you can access at sec.gov. We recommend that you familiarize yourself with these risks and uncertainties before making an investment decision.

###
Investor Relations Contact:
Ato Garrett
Veeva Systems Inc.
925-271-4204
ir@veeva.com
Media Contact:
Maria Scurry
Veeva Systems Inc.
781-366-7617
pr@veeva.com

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	3

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31, 2022	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$865,159	$1,138,040
Short-term investments	2,157,396	1,238,064
Accounts receivable, net	242,859	631,134
Unbilled accounts receivable	82,085	63,266
Prepaid expenses and other current assets	38,986	36,679
Total current assets	3,386,485	3,107,183
Property and equipment, net	51,135	54,495
Deferred costs, net	27,875	33,106
Lease right-of-use assets	57,249	49,640
Goodwill	439,877	439,877
Intangible assets, net	87,382	101,940
Deferred income taxes	98,573	5,097
Other long-term assets	34,141	25,127
Total assets	$4,182,717	$3,816,465

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$40,926	$20,348
Accrued compensation and benefits	40,265	33,834
Accrued expenses and other current liabilities	32,860	36,109
Income tax payable	54,466	7,761
Deferred revenue	510,098	731,746
Lease liabilities	11,665	10,981
Total current liabilities	690,280	840,779
Deferred income taxes	1,546	2,216
Lease liabilities, noncurrent	50,225	43,607
Other long-term liabilities	21,874	18,226
Total liabilities	763,925	904,828
Stockholders’ equity:
Class A common stock	2	2
Class B common stock	—	—
Additional paid-in capital	1,438,213	1,196,547
Accumulated other comprehensive loss	(45,642)	(11,958)
Retained earnings	2,026,219	1,727,046
Total stockholders’ equity	3,418,792	2,911,637
Total liabilities and stockholders’ equity	$4,182,717	$3,816,465

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	4

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2022	2021	2022	2021
Revenues:
Subscription services(3)	$441,569	$380,738	$1,272,850	$1,088,293
Professional services and other(4)	110,782	95,373	318,821	276,985
Total revenues	552,351	476,111	1,591,671	1,365,278
Cost of revenues(5):
Cost of subscription services	65,734	59,648	188,722	164,774
Cost of professional services and other	88,173	69,916	256,369	203,023
Total cost of revenues	153,907	129,564	445,091	367,797
Gross profit	398,444	346,547	1,146,580	997,481
Operating expenses(5):
Research and development	130,257	98,635	377,740	276,760
Sales and marketing	93,910	72,423	259,642	208,822
General and administrative	52,873	42,781	159,030	126,121
Total operating expenses	277,040	213,839	796,412	611,703
Operating income	121,404	132,708	350,168	385,778
Other income, net	12,458	824	23,565	7,054
Income before income taxes	133,862	133,532	373,733	392,832
Provision for income taxes	25,405	27,663	74,560	62,538
Net income	$108,457	$105,869	$299,173	$330,294
Net income per share:
Basic	$0.70	$0.69	$1.93	$2.16
Diluted	$0.67	$0.65	$1.84	$2.03
Weighted-average shares used to compute net income per share:
Basic	155,392	153,514	154,958	153,020
Diluted	162,295	163,034	162,189	162,663
Other comprehensive income:
Net change in unrealized loss on available-for-sale investments	$(17,499)	$(2,741)	$(30,722)	$(4,044)
Net change in cumulative foreign currency translation loss	(808)	(308)	(2,962)	(2,686)
Comprehensive income	$90,150	$102,820	$265,489	$323,564

(3) Includes subscription services revenues from the following product areas:
Veeva Commercial Solutions	$239,276	$223,183	$703,356	$649,156
Veeva R&D Solutions	202,293	157,555	569,494	439,137
Total subscription services	$441,569	$380,738	$1,272,850	$1,088,293

(4) Includes professional services and other revenues from the following product areas:
Veeva Commercial Solutions	$45,283	$41,675	$133,027	$124,241
Veeva R&D Solutions	65,499	53,698	185,794	152,744
Total professional services and other	$110,782	$95,373	$318,821	$276,985

(5) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	1,636	1,292	$4,606	3,514
Cost of professional services and other	13,227	9,616	$37,035	26,579
Research and development	37,415	22,311	102,139	61,463
Sales and marketing	23,576	15,102	64,500	41,772
General and administrative	17,333	13,724	48,083	39,591
Total stock-based compensation	$93,187	$62,045	$256,363	$172,919

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	5

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2022	2021	2022	2021
Cash flows from operating activities
Net income	$108,457	$105,869	$299,173	$330,294
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,157	6,899	21,443	20,407
Reduction of operating lease right-of-use assets	3,094	2,855	9,062	8,556
(Accretion) amortization of discount on short-term investments	(1,565)	1,574	(1,016)	4,859
Stock-based compensation	93,187	62,045	256,363	172,919
Amortization of deferred costs	5,378	6,597	17,107	19,426
Deferred income taxes	(31,056)	(2,021)	(84,369)	10,174
Loss (gain) on foreign currency from mark-to-market derivative	7	(65)	1,193	368
Bad debt expense	1,089	58	1,210	195
Changes in operating assets and liabilities:
Accounts receivable	69,272	72,147	387,066	352,470
Unbilled accounts receivable	(4,307)	(16,870)	(18,819)	(20,764)
Deferred costs	(5,376)	(3,353)	(11,876)	(11,445)
Other current and long-term assets	7,326	4,407	(3,750)	3,278
Accounts payable	10,002	4,028	20,663	2,265
Accrued expenses and other current liabilities	5,465	(537)	2,654	8,646
Income taxes payable	49,323	12,010	46,705	11,993
Deferred revenue	(174,544)	(141,083)	(222,013)	(199,042)
Operating lease liabilities	(2,624)	(2,941)	(7,736)	(8,602)
Other long-term liabilities	2,375	1,340	4,013	4,412
Net cash provided by operating activities	142,660	112,959	717,073	710,409
Cash flows from investing activities
Purchases of short-term investments	(710,833)	(256,008)	(1,716,250)	(935,626)
Maturities and sales of short-term investments	310,713	248,093	757,434	657,062
Acquisitions, net of cash and restricted cash acquired	—	—	—	(2,133)
Long-term assets	(5,609)	(2,314)	(9,605)	(10,295)
Net cash used in investing activities	(405,729)	(10,229)	(968,421)	(290,992)
Cash flows from financing activities
Changes in lease liabilities - finance leases	—	—	—	(384)
Proceeds from exercise of common stock options	4,575	5,368	30,116	43,310
Taxes paid related to net share settlement of equity awards	(15,118)	(21,414)	(47,251)	(36,510)
Net cash (used in) provided by financing activities	(10,543)	(16,046)	(17,135)	6,416
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,475)	(1,469)	(4,398)	(4,414)
Net change in cash, cash equivalents, and restricted cash	(275,087)	85,215	(272,881)	421,419
Cash, cash equivalents, and restricted cash at beginning of period	1,143,431	1,067,916	1,141,225	731,712
Cash, cash equivalents, and restricted cash at end of period	$868,344	$1,153,131	$868,344	$1,153,131

Supplemental disclosures of other cash flow information:
Excess tax benefits from employee stock plans	$888	$10,404	$5,981	$45,464

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	6

Non-GAAP Financial Measures
In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.
•Excess tax benefits. Excess tax benefits from employee stock plans are dependent on previously agreed-upon equity grants to our employees, vesting of those grants, stock price, and exercise behavior of our employees, which can fluctuate from quarter to quarter. Because these fluctuations are not directly related to our business operations, Veeva excludes excess tax benefits for its internal management reporting processes. Veeva management also finds it useful to exclude excess tax benefits when assessing the level of cash provided by operating activities. Given the nature of the excess tax benefits, Veeva believes excluding it allows investors to make meaningful comparisons between our operating cash flows from quarter to quarter and those of other companies.
•Impact of tax legislation. Veeva excludes the direct cash payments associated with the newly effective tax legislation requiring the capitalization of certain research and development expenses for purposes of calculating non-GAAP operating cash flows. Veeva does not believe the impact resulting from changes in the tax treatment of research and development costs to be indicative of its operating performance, nor does Veeva management consider such impact in assessing the level of cash provided by operating activities. Accordingly, Veeva believes excluding the impact of this change in tax law provides for better evaluation of its current operating performance and comparison to past operating results.
•Stock-based compensation expenses. Veeva excludes stock-based compensation expenses primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
•Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
•Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation and purchased intangibles for GAAP and non-GAAP measures.
There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	7

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	8

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

Reconciliation of Net Cash Provided by Operating Activities (GAAP basis to non-GAAP basis)	Three months ended October 31,		Nine months ended October 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$142,660	$112,959	$717,073	$710,409
Excess tax benefits from employee stock plans	(888)	(10,404)	(5,981)	(45,464)
Impact of tax legislation	—	—	37,946	—
Net cash provided by operating activities on a non-GAAP basis	$141,772	$102,555	$749,038	$664,945
Net cash used in investing activities	$(405,729)	$(10,229)	$(968,421)	$(290,992)
Net cash (used in) provided by financing activities	$(10,543)	$(16,046)	$(17,135)	$6,416

Reconciliation of Financial Measures (GAAP basis to non-GAAP basis)	Three months ended October 31,		Nine months ended October 31,
	2022	2021	2022	2021
Cost of subscription services revenues on a GAAP basis	$65,734	$59,648	$188,722	$164,774
Stock-based compensation expense	(1,636)	(1,292)	(4,606)	(3,514)
Amortization of purchased intangibles	(1,126)	(1,005)	(3,342)	(2,826)
Cost of subscription services revenues on a non-GAAP basis	$62,972	$57,351	$180,774	$158,434

Gross margin on subscription services revenues on a GAAP basis	85.1%	84.3%	85.2%	84.9%
Stock-based compensation expense	0.4	0.3	0.3	0.3
Amortization of purchased intangibles	0.2	0.3	0.3	0.3
Gross margin on subscription services revenues on a non-GAAP basis	85.7%	84.9%	85.8%	85.5%

Cost of professional services and other revenues on a GAAP basis	$88,173	$69,916	$256,369	$203,023
Stock-based compensation expense	(13,227)	(9,616)	(37,035)	(26,579)
Amortization of purchased intangibles	(139)	(139)	(411)	(411)
Cost of professional services and other revenues on a non-GAAP basis	$74,807	$60,161	$218,923	$176,033

Gross margin on professional services and other revenues on a GAAP basis	20.4%	26.7%	19.6%	26.7%
Stock-based compensation expense	11.9	10.1	11.6	9.6
Amortization of purchased intangibles	0.2	0.1	0.1	0.1
Gross margin on professional services and other revenues on a non-GAAP basis	32.5%	36.9%	31.3%	36.4%

Gross profit on a GAAP basis	$398,444	$346,547	$1,146,580	$997,481
Stock-based compensation expense	14,863	10,908	41,641	30,093
Amortization of purchased intangibles	1,265	1,144	3,754	3,237
Gross profit on a non-GAAP basis	$414,572	$358,599	$1,191,975	$1,030,811

Gross margin on total revenues on a GAAP basis	72.1%	72.8%	72.0%	73.1%
Stock-based compensation expense	2.7	2.3	2.6	2.2
Amortization of purchased intangibles	0.3	0.2	0.3	0.2
Gross margin on total revenues on a non-GAAP basis	75.1%	75.3%	74.9%	75.5%

Research and development expense on a GAAP basis	$130,257	$98,635	$377,740	$276,760
Stock-based compensation expense	(37,415)	(22,311)	(102,139)	(61,463)
Amortization of purchased intangibles	(29)	(29)	(85)	(85)
Research and development expense on a non-GAAP basis	$92,813	$76,295	$275,516	$215,212

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	9

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2022	2021	2022	2021

Sales and marketing expense on a GAAP basis	$93,910	$72,423	$259,642	$208,822
Stock-based compensation expense	(23,576)	(15,102)	(64,500)	(41,772)
Amortization of purchased intangibles	(3,555)	(3,464)	(10,550)	(10,210)
Sales and marketing expense on a non-GAAP basis	$66,779	$53,857	$184,592	$156,840

General and administrative expense on a GAAP basis	$52,873	$42,781	$159,030	$126,121
Stock-based compensation expense	(17,333)	(13,724)	(48,083)	(39,591)
Amortization of purchased intangibles	(57)	(57)	(169)	(169)
General and administrative expense on a non-GAAP basis	$35,483	$29,000	$110,778	$86,361

Operating expense on a GAAP basis	$277,040	$213,839	$796,412	$611,703
Stock-based compensation expense	(78,324)	(51,137)	(214,722)	(142,826)
Amortization of purchased intangibles	(3,641)	(3,550)	(10,804)	(10,464)
Operating expense on a non-GAAP basis	$195,075	$159,152	$570,886	$458,413

Operating income on a GAAP basis	$121,404	$132,708	$350,168	$385,778
Stock-based compensation expense	93,187	62,045	256,363	172,919
Amortization of purchased intangibles	4,906	4,694	14,558	13,701
Operating income on a non-GAAP basis	$219,497	$199,447	$621,089	$572,398

Operating margin on a GAAP basis	22.0%	27.9%	22.0%	28.3%
Stock-based compensation expense	16.9	13.0	16.1	12.7
Amortization of purchased intangibles	0.8	1.0	0.9	1.0
Operating margin on a non-GAAP basis	39.7%	41.9%	39.0%	42.0%

Net income on a GAAP basis	$108,457	$105,869	$299,173	$330,294
Stock-based compensation expense	93,187	62,045	256,363	172,919
Amortization of purchased intangibles	4,906	4,694	14,558	13,701
Income tax effect on non-GAAP adjustments(6)	(23,306)	(14,394)	(60,817)	(59,147)
Net income on a non-GAAP basis	$183,244	$158,214	$509,277	$457,767

Diluted net income per share on a GAAP basis	$0.67	$0.65	$1.84	$2.03
Stock-based compensation expense	0.57	0.38	1.58	1.06
Amortization of purchased intangibles	0.03	0.03	0.09	0.08
Income tax effect on non-GAAP adjustments(6)	(0.14)	(0.09)	(0.37)	(0.36)
Diluted net income per share on a non-GAAP basis	$1.13	$0.97	$3.14	$2.81
________________________
(6) For the three and nine months October 31, 2022 and 2021, management used an estimated annual effective non-GAAP tax rate of 21.0%.

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